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THE PENN MUTUAL LIFE INSURANCE COMPANY       APPLICATION FOR INDIVIDUAL VARIABLE
PHILADELPHIA, PA  19172                               AND FIXED DEFERRED ANNUITY

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                       ACTIVE ALLOCATION ANNUITY PRODUCTS

1. PRODUCT NAME:

2. MARKET TYPE:
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         |_| NON-QUALIFIED             |_| IRA
 |_| 1035 Exchange |_| CRT    |_| Rollover |_| Transfer     |_| 403(B) TRANSFERS
 |_| Individual               |_|Custodial

                          ______ Tax Yr. (if applicable)
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3. OPTIONAL RIDERS: Standard Death Benefit if no selection

Enhanced Death Benefit Riders (Select Only One)    |_| Estate Enhancement Rider
Not available after age 75                         (Not available after age 80)
                                                   |_| Other ___________________

     |_| Annual Step Up
     |_| Rising Floor (NOT AVAILABLE W/BONUS)
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4. OWNER: If Joint, must be Spouses, list both as beneficiaries below if contract to continue to survivor.

Name                                Male       Female    Soc. Sec. or Tax ID #
                                     | |         | |
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Permanent Address                                                Date of Birth
                                                                  /         /
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City                  State                  Zip           Phone

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5. ANNUITY DATE:

     Select Date ______ / 01 / ______ If no date selected, Annuity Date will be the later of the 1st day of the Annuitant's 95th birthday or 10 years after the issue date.
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6.   ANNUITANT: If different than Owner; if a joint owner, indicate which is the annuitant.

Name                                Male       Female    Soc. Sec. or Tax ID #
                                     | |         | |
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Permanent Address                     Date of Birth          Relation to Owner
                                       /         /
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City                        State                  Zip           Phone

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
7. BENEFICIARY:   If more than one, indicate %
   Primary Beneficiary            Date of Birth        Soc. Sec. or Tax ID #         Relation to Owner
                                   /         /                                                             %

|_| Primary or |_| Contingent     Date of Birth        Soc. Sec. or Tax ID #         Relation to Owner
      Check                        /         /                                                             %

|_| Primary or |_| Contingent     Date of Birth        Soc. Sec. or Tax ID #         Relation to Owner
      Check                        /         /                                                             %

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8. INITIAL PURCHASE PAYMENT: Estimate for exchanges, transfers or rollovers  $____________

Purchase Payment $ _______________________           Cost Basis if Non-Qualified
Complete Section 10 to establish payment allocation  $ _________________________

Make check payable to:  THE PENN MUTUAL LIFE INSURANCE COMPANY

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9. ADDITIONAL INFORMATION:
     |_| Yes |_| No    This Annuity is intended to replace or change
                       existing life insurance or annuity contract(s). If Yes, list insurance company(ies) and policy number(s) in the REMARKS SECTION. Attach state specific replacement forms, if applicable.

     |_| Yes |_| No    Do you have an annuity contract in force at the time of
                       this application?

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10. ALLOCATION INFORMATION:

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Indicate whole percentages or dollar amounts.


                Investment Option                  Payments                          Investment Manager
Rydex OTC                                         %/$                                Rydex Global Advisors

Rydex Nova                                        %/$                                Rydex Global Advisors

Rydex Ursa                                        %/$                                Rydex Global Advisors

Rydex Mekros (H class)                            %/$                                Rydex Global Advisors

Rydex Financial Services                          %/$                                Rydex Global Advisors

Rydex Health Care                                 %/$                                Rydex Global Advisors

Rydex Technology                                  %/$                                Rydex Global Advisors

Rydex Utilities                                   %/$                                Rydex Global Advisors

U.S. Government Money Market                      %/$                                Rydex Global Advisors

U.S. Government Bond                              %/$                                Rydex Global Advisors

AIM VI Capital Appreciation                       %/$                                AIM Advisors, Inc.

T. Rowe Price Equity Income                       %/$                                T. Rowe Price Associates, Inc.

T. Rowe Price International Stock                 %/$                                T. Rowe Price Associates, Inc.
Federated High Income Bond II                     %/$                                Federated Investors, Inc.

1 Year Fixed Interest                             %/$                                Penn Mutual Life Insurance Company

                            TOTAL                 %/$

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11. FRAUD NOTICE:

                   Residents except in DC, FL, MA, NJ, VA, VT

Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


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                             Notice to DC Residents

WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

                             Notice to FL Residents

Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or application containing any false, incomplete, or misleading information is guilty of a felony in the third degree.

                             Notice to MA Residents

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents a false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

                             Notice to NJ Residents

Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

                             Notice to VA Residents

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

                             Notice to VT Residents

Any person, who with intent to defraud or knowing that he is facilitating a fraud against an insured, submits an application or files a claim containing a false or deceptive statement may be proven guilty of fraud.

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12. ACKNOWLEDGMENT:

I hereby represent that my answers to the above sections are correct and true to the best of my knowledge and belief. By signing below, I understand that:

a) The contract value and annuity payments, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount;

b) This annuity is a long term commitment to meet insurance needs and financial goals; I acknowledge receipt of the most recent prospectus of the product selected which contains all fees and charges associated with this investment;

c) The annuity applied for is suitable for my investment objectives and my financial situation and needs;

d) The owner agrees that any payment to this contract does not include any minimum required distributions; and

e)   For Telephone Transfers --

     1.   The owner has the privilege of Telephone Transfers;

     2. The registered representative has the privilege of Telephone Transfers made pursuant to the owner's instruction unless owner checks this box. |_|; and

     3. The owner hereby elects to have ______________________, Relationship ______________ SS#________________ to have the privilege of Telephone Transfers made pursuant to the owner's instruction, owner initial here ____________.

     Note: Penn Mutual is not liable for following instructions communicated by telephone that it reasonably believes to be genuine.

VALUES AND PAYMENTS UNDER THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE. THEY MAY DECREASE OR INCREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

     Signed at: ________________    _________________    _______________________
                      City               State                       Date Signed

     ---------------------------    --------------------------------------------
     Signature of Contract Owner    Signature of Annuitant (if different from
                                    Contract Owner)

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

13. REGISTERED REPRESENTATIVE:

     Do you have any reason to believe the contract applied for is to replace existing insurance or annuities?

                                                                 |_| Yes  |_| No


----------------------------------        -----------------------------------------      --------------------
Signature of Registered Representative    Printed Name of Registered Representative      State License Number
(Resident agent if required by law)

----------------------------              -------------------                            -------------------------
Telephone Number                          Office Code (3 digit)                          Representative Code (5 digit)


----------------------------              ---------------------------------------
Office/Firm Name                          BrokerDealer Name


              Commission Option Selected __________ (Default is 1)

   Registered Representative        Office Code (3     Representative Code (5 digit)    Percent (%)    Servicing Agent (select one)
   -------------------------        ---------------    -----------------------------    -----------    ----------------------------
                                        digit)
                                        ------
   --------------------------        ----------------      -------------------------     -----------                    |-|

   --------------------------        ----------------      -------------------------     -----------                    |-|

   --------------------------        ----------------      -------------------------     -----------                    |-|

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14. SEND APPLICATION, CHECK & OTHER REQUIRED FORMS TO:

     The Penn Mutual Life Insurance Company, 600 Dresher Road - C2L, Horsham, PA 19044 1-800-873-6285

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15. REMARKS:



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